Item 30. Exhibit (d) i.

C.M. Life Insurance Company                 C.M. Life Insurance Company
A STOCK COMPANY                             Home Office:  Hartford, Connecticut
                                            Administrative Office: Springfield,
                                              Massachusetts

          Flexible Premium Adjustable Variable Life Insurance Policy

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INSURED               JOHN A. DOE
POLICY DATE           JULY 1, 1998            POLICY NUMBER          123456789
ISSUE DATE            JULY 1, 1998            INITIAL FACE AMOUNT    $500,000

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Dear Policy Owner:

READ YOUR POLICY CAREFULLY. It has been written in readable language to help you understand its terms. We have used examples to explain some of its provisions. These examples do not reflect the actual amounts or status of this policy. As you read through the policy, remember the words "we," "us," and "our"
refer to C.M. Life Insurance Company.

We will, subject to the terms of this policy, pay the death benefit to the
Beneficiary when due proof of the Insured's death is received at our
Administrative Office.

The terms of this policy are contained on this and the following pages. For service and information on this policy, contact the agent who sold the policy, any of our agency offices, or our Administrative Office.

YOU HAVE THE RIGHT TO RETURN THIS POLICY. If you decide not to keep this policy, return it within 10 days after you receive it. It may be returned by delivering or mailing it to our Administrative Office, to any of our agency offices, or to the agent who sold the policy. Then, the policy will be as though it had never been issued. We will promptly refund (a) any premium paid for this policy, plus
(b) interest credited to this policy under the Guaranteed Principal Account, plus or minus (c) an amount that reflects the investment experience of the investment divisions of the Separate Account under this policy to the date the policy is received by us, minus (d) any amounts withdrawn and any policy debt.

Signed for C.M. Life Insurance Company.

Sincerely yours,

   /s/ [SIGNATURE APPEARS HERE]                 /s/ Ann F. Lomeli
            PRESIDENT                                SECRETARY

This Policy provides that:  A death benefit is payable when the Insured dies.
                            Within specified limits, flexible premiums may be
                             paid during the Insured's lifetime.
                            No dividends will be paid.

The amount of death benefit and the duration of insurance coverage may be fixed or variable as described in Parts 3 and 5.
The variable account value of the policy may increase or decrease in accordance with the experience of the Separate Account. There are no minimum guarantees as to the variable account value. The fixed account value of the policy earns interest at a rate not less than the minimum described in the Interest On Fixed
Account Value provision.

Policy Summary

This Summary briefly describes some of the major policy provisions. Since it does not go into detail, the actual provisions will prevail. See the provisions for full information and any limits that may apply. The "Table Of Contents"
shows where the provisions may be found.

This is a variable universal life insurance policy. We will pay a death benefit if the Insured dies while the policy is in force. "In force" means that the insurance has not terminated. "Variable" means that values depend on the investment performance of the Separate Account shown in the Policy
Specifications and are not guaranteed as to dollar amount. "Universal life"
means that, subject to the limits and conditions stated in the policy, the amount of insurance may be adjusted and flexible premium payments may be made.

Premiums for this policy are flexible. After the first premium has been paid, there is no requirement that any specific amount of premium be paid on any date.
Instead, within the limits stated in the policy, any amount may be paid on any date during the lifetime of the Insured.

Premiums are applied to increase the value of this policy. Monthly charges are deducted from the value of this policy each month. If the value cannot cover the monthly charges for a month and premiums paid do not meet certain requirements, the policy may terminate at the end of 62 days. There is, however, a right to reinstate the policy.

Other rights available while the Insured is living include the rights to:

         .   Change the Owner or any Beneficiary;
         .   Assign this policy;
         .   Change the Face Amount;
         .   Change the Death Benefit Option;
         .   Make loans;
         .   Make withdrawals;
         .   Surrender this policy;
         .   Allocate net premiums among the Guaranteed Principal Account and the divisions of the Separate Account; and
         .   Transfer values between the Guaranteed Principal Account and the divisions of the Separate Account.

This policy also includes a number of Payment Options. They provide alternate ways for us to pay the death benefit or the amount payable upon surrender of the policy.

                               TABLE OF CONTENTS

Policy Specifications
                                                                        Page No.
                                                                        -------
Part 1. - The Basics Of This Policy...................................      1
    The Parties Involved - Owner, Insured, Beneficiary,
      Irrevocable Beneficiary.........................................      1
    Dates - Policy Date, Policy Anniversary Date, Policy Year,
      Monthly Charge Date, Issue Date, Valuation Date, Valuation

TABLE OF CONTENTS (continued)

 Payment Option Rates Tables.........................................   27-33

Any riders and endorsements, and a copy of the application for the policy, follow page 33.

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For additional important terms used in this policy, see the following provisions:

Term                                          Provision                                  Page No.
- ----                                          ---------                                  --------

Death Benefit Factor                          Minimum Death Benefit                         21
Expense Premium                               Net Premium                                    5
Guarantee Periods                             Safety Test                                   12
Guarantee Premiums                            Safety Test                                   12
Insurance Risk                                Insurance Charge                              10
Loan Interest Rate Expense Charge             Interest On Fixed Account Value                9
Minimum Annual Interest Rate For The          Interest On Fixed Account Value                9
     Guaranteed Principal Account
Borrowing Against This Policy                 Right To Make Loans                           15
Premium Expense Charge                        Net Premium                                    5
Separate Account Charge For Mortality         Net Investment Factor                         25
     And Expense Risk
Surrender Charges                             Net Surrender Value                           18
Withdrawal Fee                                Making Withdrawals                            18

Part 1.           The Basics Of This Policy

In this Part, we discuss some definitions and insurance concepts necessary to understand this policy. The words "we," "us," and "our" refer to C.M. Life
Insurance Company.

The Parties                The Owner is the person who owns this policy, as
Involved -                 shown in our records.  The Owner has the right to
Owner, Insured,            exercise rights and privileges and to receive
Beneficiary,               benefits under the terms of this policy during the
Irrevocable                lifetime of the Insured.  If the Owner designated
Beneficiary                under the terms of this policy is not living and if
                           the policy does not provide otherwise, the Owner will
                           be the estate of the last Owner to die.

                           For more information about the rights and benefits
                           available to the Owner, see the "Policy Ownership"
                           section in Part 4.

                           The Insured is the person whose life this policy
                           insures. The Insured may be the Owner of this policy,
                           or someone else may be the Owner.

                           Example:      You buy a policy that insures your own
                                         life and name yourself as Owner. In
                                         this case, you are both the Insured and
                                         the Owner. If you buy a policy that
                                         insures your son and name yourself as
                                         Owner, then the Insured and the Owner
                                         are different people.

                           A Beneficiary is any person named in our records to
                           receive the death benefit after the Insured dies.
                           There may be different classes of Beneficiaries, such
                           as primary and secondary. These classes set the order
                           of payment. There may be more than one Beneficiary in
                           a class.

                           Example:      Elizabeth is named as primary (first)
                                         Beneficiary. Rachel and David are named
                                         as Beneficiaries in the secondary
                                         class. If Elizabeth is alive when the
                                         Insured dies, she receives the death
                                         benefit. If Elizabeth is not alive but
                                         Rachel and David are alive when the
                                         Insured dies, Rachel and David receive
                                         the death benefit.

                           Any Beneficiary may be named an Irrevocable
                           Beneficiary. An Irrevocable Beneficiary is one whose
                           consent is needed to change that Beneficiary. Also,
                           this Beneficiary must consent to the exercise of
                           certain other policy rights.

                           If no Beneficiary designated under this policy
                           survives the Insured, the Beneficiary will be the
                           Owner unless the policy states otherwise. The
                           interest of any Beneficiary will be subject to any
                           assignment of this policy that is binding on us and
                           to any payment option in effect at the time of the
                           Insured's death.

                           See the "Policy Ownership" section in Part 4, and see
                           "Part 6. - Payment Options."

                                                                          Page 1

Dates - Policy Date,       The Policy Date is shown in the Policy
Policy Anniversary         Specifications. It is the starting point for
Date, Policy Year,         determining Policy Anniversary Dates, Policy Years,
Monthly Charge             and Monthly Charge Dates. The first Policy
Date, Issue Date,          Anniversary Date is one year after the Policy Date.
Valuation Date,            The period from the Policy Date to the first Policy
Valuation Period,          Anniversary Date, or from one Policy Anniversary Date
Valuation Time,            to the next, is called a Policy Year.
Register Date
                           The Monthly Charge Dates are the dates on which we
                           deduct monthly charges for this policy. The first
                           Monthly Charge Date is the Policy Date. Subsequent
                           Monthly Charge Dates are the same day of each month
                           thereafter.

                           Example:      The Policy Date is June 10, 19X7. The
                                         first Policy Anniversary Date is one
                                         year later, June 10, 19X8. The period
                                         from June 10, 19X7, through June 9,
                                         19X8, is a Policy Year. The first
                                         Monthly Charge Date is June 10, 19X7.
                                         The next Monthly Charge Date is one
                                         month later, July 10, 19X7.

                           The Issue Date is also shown in the Policy
                           Specifications. The Issue Date starts the
                           contestability and suicide periods. We discuss
                           contestability and suicide later in this Part.

                           A Valuation Date is any date on which the New York
                           Stock Exchange (or its successor) is open for
                           trading. A Valuation Period is the period of time
                           from the end of one Valuation Date to the end of the
                           next Valuation Date. A Valuation Time is the time the
                           New York Stock Exchange (or its successor) closes on
                           a Valuation Date. All actions that are to be
                           performed on a Valuation Date will be performed as of
                           the Valuation Time.

                           The Register Date is the date on which we first
                           allocate net premium payments for this policy among
                           the Guaranteed Principal Account and the divisions of
                           the Separate Account. It is the Valuation Date that
                           is on, or next follows, the later of:

                                .    The day after the Issue Date; and
                                .    The day we receive the first premium for
                                     this policy at our Administrative Office.

Policy A Legal             This policy is a legal contract between the Owner and
Contract                   us. The entire contract consists of Contract the
                           policy, which includes the application and any
                           rider(s) and endorsement(s) the policy has. We have
                           issued this policy in return for the application and
                           the payment of the first premium. Any changes or
                           waiver of its terms must be in writing and signed by
                           our Secretary or an Assistant Secretary to be valid.

                           A copy of the initial application is attached to and
                           made a part of this policy. Any subsequent
                           applications requesting changes in the policy also
                           will become part of the contract; copies of any such
                           applications will be sent to the Owner for attachment
                           to the policy.

Policy Is Not              This policy is "not participating," which means
Participating              that no dividends are payable on this policy.

                                                                          Page 2

Representations            We rely on all statements made by or for the Insured
And                        in the application(s). Legally, those statements are
Contestability             considered to be representations and not warranties.
                           We can bring legal action to contest the validity of
                           this policy, or any policy change requiring evidence
                           of insurability, for any material misrepresentation
                           of a fact. To do so, however, the misrepresentation
                           must have been in the initial application or in a
                           subsequent application, and a copy of that
                           application must have been attached to (or sent to
                           the Owner for attachment to) and made a part of this
                           policy. The initial Policy Specifications are
                           attached to this policy when issued. If a policy
                           change is made, we will send to the Owner any revised
                           or additional Policy Specifications for attachment to
                           the policy.

                           Except for any policy change or reinstatement
                           requiring evidence of insurability, we cannot contest
                           the validity of this policy after it has been in
                           force during the lifetime of the Insured for 2 years
                           after its Issue Date.

                           For any policy change requiring evidence of
                           insurability, we cannot contest the validity of the
                           change after it has been in effect for 2 years during
                           the lifetime of the Insured.

                           If evidence of insurability is required to reinstate
                           this policy (see "Reinstating This Policy" in Part
                           4), our right to contest the validity of this policy
                           begins again on the date of reinstatement. We cannot
                           contest the reinstated policy after it has been in
                           force during the lifetime of the Insured for 2 years
                           after that reinstatement date.

Misstatement Of            If the Insured's date of birth or gender as given in
Age Or Gender              the application is not correct, the Face Amount
                           (discussed in this Part) will be adjusted. The
                           adjustment will reflect the amount provided by the
                           most recent monthly insurance charges using the
                           correct age and gender. If the adjustment is made
                           while the Insured is living, monthly charges after
                           the adjustment will be based on the correct age and
                           gender.

Death By Suicide           If the Insured commits suicide, while sane or insane,
                           within 2 years after the Issue Date of this policy
                           and while the policy is in force, this policy will
                           terminate. In this case, we will refund the amount of
                           premiums paid for this policy, less any amounts
                           withdrawn and less any policy debt.

                           If the Insured commits suicide, while sane or insane,
                           within 2 years after this policy is reinstated and
                           while the policy is in force, this policy will
                           terminate. In this case, we will refund any amount
                           paid to reinstate this policy and any premiums paid
                           thereafter, less any amounts withdrawn and less any
                           policy debt.

                           If the Insured commits suicide, while sane or insane,
                           within 2 years after the effective date of any
                           increase in the Face Amount, the increase will
                           terminate. In this case, we will refund the monthly
                           charges made for that increase. However, if a refund
                           as described in either of the two preceding
                           paragraphs is payable, there will be no additional
                           refund for the increase.

                           Monthly charges are discussed in Part 3. Withdrawals,
                           policy debt, and reinstatement are discussed in Part
                           4.

                                                                          Page 3

Meaning Of                 "In force" means that the insurance provided by this
In Force                   policy is in effect and has not terminated. This
                           policy will be in force from its Issue Date or, if
                           later, the date the first premium is paid.

                           This policy will continue in force to the Insured's
                           death unless:

                           .   The Insured commits suicide within 2 years
                               after the Issue Date or the date the policy is
                               reinstated;
                           .   The policy terminates under the terms of the
                               Grace Period And Termination provision in Part 3;
                           .   The policy terminates because the policy debt
                               limit is reached; or
                           .   The policy is surrendered.

                           Policy debt and surrender are discussed in Part 4.

Face Amount                The Face Amount is the amount of insurance coverage
                           this policy provides while the policy is in force.
                           The Initial Face Amount is the Face Amount on the
                           Policy Date.

Year Of Coverage           For the Initial Face Amount, each Policy Year is a
                           year of coverage. If the Face Amount of this policy
                           has been increased (as discussed in Part 4), years of
                           coverage for each increase will be measured from the
                           effective date of the increase.

Ages - Issue Age,          The Issue Age of the Insured (shown in the Policy
Attained Age               Specifications) is the age of the Insured on the
                           birthday nearest the Policy Date.

                           Example:      Elizabeth's 32nd birthday was May 12th.
                                         The Policy Date is today, December 1.
                                         Since December 1 is closer to her 33rd
                                         birthday, her Issue Age will be 33.

                           The Attained Age of the Insured is the Insured's
                           Issue Age increased by the number of full Policy
                           Years elapsed.

Written Request            A "written request" is a request in writing, in a
                           form satisfactory to us, received by us at our
                           Administrative Office.

Currency                   All payments made to us and by us will be in the
                           lawful currency of the United States of America. All
                           monetary amounts shown in this policy are in U.S.
                           dollars.

Administrative             Our Administrative Office is in Springfield,
Office                     Massachusetts. The address is C.M. Life Insurance
                           Company, 1295 State Street, Springfield,
                           Massachusetts 01111-0001.

Part 2.    Premium Payments

Premiums are the payments that may be paid to us to increase the account value of this policy; they also may be needed to keep this policy in force. Premiums for this policy are discussed in this Part.

The First Premium          The first premium for this policy is shown in the
                           Policy Specifications. It is due on the Policy Date.
                           This policy will not be in force until the first
                           premium has been paid.

                                                                          Page 4

Planned Premiums           The planned premium for this policy is shown in the
                           Policy Specifications. The frequency of planned
                           premiums for this policy is as elected in the
                           application. The frequency and amount of the planned
                           premium may be changed by written request; the
                           frequency may be quarterly, semiannually, or
                           annually.

                           We also provide a pre-authorized payment plan. This
                           plan, and any other alternate premium plans we
                           provide, are governed by the rules we set.

                           If continued payment of the planned premium during a
                           Policy Year would exceed the Limit On Premium
                           Payments for the Year shown in the Policy
                           Specifications, we may decrease the planned premium
                           to an amount that would not exceed that Limit.

                           If premium payments are discontinued, we will
                           continue to deduct monthly charges from the account
                           value and the policy will stay in force subject to
                           the Grace Period And Termination provision in Part 3.

Premium Flexibility        After the first premium has been paid, there is no
And Premium Notices        requirement that any amount of And Premium premium be
                           paid on any date. Subject to the Limit On Premium
                           Payments shown Notices in the Policy Specifications
                           and while this policy is in force, any amount of
                           premium may be paid at any time while the Insured is
                           living. However, each premium paid must be at least
                           $20 or, if greater, the amount needed to prevent
                           termination, as discussed in the Grace Period And
                           Termination provision.

                           We will send premium notices for the planned premium
                           based on the amount and frequency in effect. We will
                           stop sending notices for the planned premium upon
                           receipt of the Owner's written request to do so.

Where To Pay               All premiums after the first premium are payable to
Premiums                   us at our Administrative Office or at the place shown
                           for payment on the premium notice. Upon request, a
                           receipt signed by our Secretary or an Assistant
                           Secretary will be given for any premium payment.

Right To Refund            We have the right to refund any amount of premium
Premiums                   paid in a Policy Year that exceeds the Limit On
                           Premium Payments for the Year shown in the Policy
                           Specifications.

                           A Limit On Total Premium Payments also may be stated
                           in the Policy Specifications. If such a Limit is
                           stated, we will automatically refund the amount of
                           any premium paid that exceeds that Limit.

Net Premium                A net premium is a premium payment we receive for
                           this policy less the premium expense charge we deduct
                           at that time. The Maximum Premium Expense Charge we
                           can deduct from each premium payment is shown in the
                           Policy Specifications.

                           We credit each net premium to the account value of
                           this policy on the date we receive the premium
                           payment. However, for any premium payment received
                           before the Policy Date, the net premium will be
                           credited to the account value as of the Policy Date.

                                                                          Page 5

                           If the Face Amount of this policy has been increased
                           (as discussed in Part 4), premium payments received
                           once an increase becomes effective will be allocated
                           to each segment of the Face Amount. (The Initial Face
                           Amount is one "segment"; each increase in the Face
                           Amount is a separate "segment.") This may affect the
                           premium expense charge deducted from premium
                           payments. The premium allocation will be made on a
                           pro rata basis using the Expense Premium for each
                           segment. The Expense Premium for each segment of the
                           Face Amount is shown with its Table Of Maximum
                           Monthly Insurance Charges in the Policy
                           Specifications.

                           Example:      The Initial Face Amount of your policy
                                         is $500,000; the Expense Premium for it
                                         is $4,000. You later increase the Face
                                         Amount by $700,000, to $1,200,000; the
                                         Expense Premium for that increase is
                                         $6,000. The sum of the Expense Premiums
                                         is $10,000. Thereafter while the Face
                                         Amount remains at $1,200,000, each
                                         premium payment will be allocated 40%
                                         (4,000 divided by 10,000) to the
                                         Initial Face Amount and 60% (6,000
                                         divided by 10,000) to the increase.

Allocation Of Net          Each net premium we receive on or before the Issue
Premiums                   Date will be allocated to the Guaranteed Principal
                           Account. On the Register Date, any fixed value of
                           this policy will be allocated among the Guaranteed
                           Principal Account and the divisions of the Separate
                           Account, according to the net premium allocation in
                           effect on the Register Date. Fixed account value is
                           discussed in Part 3.

                           Each net premium we receive after the Issue Date will
                           be allocated according to the net premium allocation
                           in effect on the date of receipt.

                           The net premium allocation is specified at the time
                           of application for this policy. Changes in the net
                           premium allocation are subject to any limitations
                           stated in the Policy Specifications. Subject to those
                           limitations, the allocation may be changed by any
                           later election satisfactory to us and received at our
                           Administrative Office.

                           The amount of each net premium we receive for this
                           policy for allocation to a division of the Separate
                           Account will be applied to purchase accumulation
                           units for this policy in that division. See the
                           Purchase And Sale Of Accumulation Units provision in
                           Part 3.

Part 3.           Accounts, Values, And Charges

This policy provides that certain values (referred to as the variable account values) are based on the investment performance of the Separate Account and are not guaranteed as to dollar amount. This policy also provides that other values
(referred to as the fixed account values) are based on the interest credited to the Guaranteed Principal Account. The account value of this policy is the variable account value plus the fixed account value. This Part gives information about the Separate Account, the Guaranteed Principal Account, and the values and monthly charges connected with them.

                                                                          Page 6

                           The Separate Account And The Guaranteed Principal
                           Account

The Separate               The Separate Account shown in the Policy
Account                    Specifications is a designated segment of the
                           separate investment account we have established under
                           Connecticut law. It is also subject to the laws of
                           the state in which this policy was delivered.

                           The Separate Account has a number of divisions. Each
                           division invests in shares of an investment Fund. The
                           divisions are shown in the Policy Specifications.

                           The values of the assets in the divisions are
                           variable and are not guaranteed. They depend on the
                           investment results of the Separate Account shown in
                           the Policy Specifications.

                           We own the assets of the Separate Account. Those
                           assets will be used only to support variable life
                           insurance policies. That portion of the assets equal
                           to the reserves and other liabilities of the Separate
                           Account will not be charged with liabilities that
                           arise from any other business we may conduct.
                           However, we may transfer to our general account any
                           assets exceeding the reserves and other liabilities
                           of the Separate Account. The income and the realized
                           and unrealized capital gains and losses from each
                           division of the Separate Account are credited to or
                           charged against that division without regard to any
                           of our other income, capital gains, or capital
                           losses. The assets of the Separate Account are
                           protected from the claims of our creditors.

Changes In The             We have the right to establish additional divisions
Separate Account           of the Separate Account from time to time. Amounts
                           credited to any additional divisions established
                           would be invested in shares of other Funds. For any
                           division, we have the right to substitute new Funds.
                           We also have the right to close any division to new
                           investments.

                           Subject to applicable provisions of federal
                           securities laws, we have the right to change the
                           investment policy of any division of the Separate
                           Account.

                           We have the right to operate the Separate Account as
                           a unit investment trust under the Investment Company
                           Act of 1940 or in any other form permitted by law.

Accumulation Units         Accumulation units are used to measure the variable
                           account value of this policy. The value of a unit is
                           determined as of the Valuation Time on each Valuation
                           Date for valuation of the Separate Account. The value
                           of any unit can vary from Valuation Date to Valuation
                           Date. That value reflects the investment performance
                           of the division of the Separate Account applicable to
                           that unit. The value of accumulation units is
                           discussed further in Part 7.

Purchase And Sale          Amounts are credited to and taken from divisions of
Of Accumulation            the Separate Account by purchasing and selling
Units                      accumulation units. Accumulation units will be
                           purchased and sold at the unit value as of the
                           Valuation Time on the Valuation Date of purchase or
                           sale. The number of units purchased or sold will be
                           the amount of money for purchase or sale divided by
                           that unit value.

                                                                          Page 7

                           Example:      The amount applied is $550. The date of
                                         purchase is June 10, 19X6. The
                                         accumulation unit value on that date is
                                         $10. The number of units purchased
                                         would be 55 ($550 divided by $10 = 55).
                                         If, instead, the unit value was $11,
                                         then the amount applied would purchase
                                         50 units ($550 divided by $11 = 50).

                           If we receive a premium or a written request that
                           causes us to purchase or sell accumulation units, and
                           we receive that premium or request before the
                           Valuation Time on a Valuation Date, accumulation
                           units will be purchased or sold as of that Valuation
                           Date. Otherwise, accumulation units will be purchased
                           or sold as of the next following Valuation Date.

                           At the Owner's request, we will purchase or sell
                           accumulation units as of a later Valuation Date.

                           In no case will accumulation units be purchased or
                           sold before the Register Date.

The Guaranteed             The Guaranteed Principal Account is part of our
Principal Account          general account. It has no connection with, and does
                           not depend on, the investment performance of the
                           Separate Account. We have a right to establish
                           additional guaranteed accounts from time to time.

                           Values Of This Policy

Account Value Of           The account value of this policy on any date is the
Policy                     variable account value of this policy plus the fixed
                           account value of this policy, both determined as of
                           that date.

Variable Account           The variable account value of this policy reflects:
Value Of Policy
                           . The net premiums for this policy allocated to the
                             Separate Account;
                           . Any amounts for this policy transferred into the
                             Separate Account from the Guaranteed Principal
                             Account;
                           . Any amounts transferred or withdrawn from the
                             Separate Account for this policy;
                           . Any surrender charges for this policy deducted
                             from the Separate Account due to any decreases in
                             the Face Amount;
                           . Any monthly charges for this policy deducted from
                             the Separate Account; and
                           . The net investment experience of the Separate
                             Account.

                           Net premiums, transfers, withdrawals, surrender
                           charges, and monthly charges are all reflected in the
                           variable account value through the purchase or sale
                           of accumulation units. The net investment experience
                           is reflected in the value of the accumulation units.
                           Net premiums are discussed in Part 2, and monthly
                           charges are discussed in this Part. Transfers,
                           withdrawals, and surrender charges are discussed in
                           Part 4.

                           The value of the accumulation units credited to this
                           policy in a division of the Separate Account is equal
                           to the accumulation unit value in that division on
                           the date the value is determined, multiplied by the
                           number of those units in that division.

                                                                         Page 8

                           The variable account value of this policy on any date
                           is the total of the values of the accumulation units
                           credited to this policy in each division of the
                           Separate Account.

Fixed Account Value        The fixed account value of this policy is the
Of Policy                  accumulation at interest of:

                           . The net premiums for this policy allocated to the
                             Guaranteed Principal Account; plus
                           . Any amounts for this policy transferred into the
                             Guaranteed Principal Account from the Separate
                             Account; less
                           . Any amounts for this policy transferred or
                             withdrawn from the Guaranteed Principal Account;
                             less
                           . Any surrender charges for this policy deducted
                             from the Guaranteed Principal Account due to any
                             decreases in the Face Amount; and less
                           . Any monthly charges for this policy deducted from
                             the Guaranteed Principal Account.

Interest On Fixed          The fixed account value of this policy earns interest
Account Value              at an effective annual rate defined in this
                           provision. Interest is credited daily through the
                           date the fixed account value is computed.

                           For any fixed account value equal to the amount of
                           any policy loan, the interest rate we use will be the
                           daily equivalent of the greater of:

                           . The annual loan interest rate in effect during the
                             current Policy Year less the loan interest rate
                             expense charge; and
                           . The Minimum Annual Interest Rate For The
                             Guaranteed Principal Account.

                           The loan interest rate is discussed in the Interest
                           On Loans provision in Part 4. The Maximum Loan
                           Interest Rate Expense Charge and the Minimum Annual
                           Interest Rate For The Guaranteed Principal Account
                           are shown in the Policy Specifications.

                           For any fixed account value in excess of the amount
                           of any policy loan, the interest rate we use will be
                           the daily equivalent of the greater of:

                           .   The Minimum Annual Interest Rate For The
                               Guaranteed Principal Account; and
                           .   An alternate annual rate established by us. The
                               alternate annual rate of interest will reflect
                               our expectations for future investment results,
                               profits, and expenses. This rate will be declared
                               for each calendar month in advance; once declared
                               for a month, it cannot be changed.

                           Monthly Policy Charges

Monthly Charges            Charges will be deducted monthly from the
                           account value of this policy. Monthly charges are due
                           on each Monthly Charge Date.

                                                                        Page 9

                           Monthly charges for this policy will be taken from
                           the divisions of the Separate Account and from the
                           Guaranteed Principal Account in proportion to the
                           values of this policy in each of those divisions and
                           in the Guaranteed Principal Account (excluding
                           outstanding policy loans). Deductions will be made,
                           and values will be determined, on the Valuation Date
                           that is on, or next follows, the latest of:

                           .  The Register Date;
                           .  The date the charges are due; and
                           .  The date we receive the amount of premium needed
                              to prevent termination, as discussed in the Grace
                              Period And Termination provision in this Part.

                           We assess four types of monthly charges: an
                           administrative charge, a face amount charge, an
                           insurance charge, and a rider charge; each is
                           discussed in this section.

Administrative             The amount of the monthly administrative charge will
Charge                     be determined by us. However, it will not exceed the
                           Maximum Monthly Administrative Charge shown in the
                           Policy Specifications.

Face Amount                The amount of the monthly face amount charge will be
Charge                     determined by us. However, it will not exceed the
                           result of:

                           . The Face Amount divided by 1,000; then multiplied
                             by
                           . The Maximum Monthly Face Amount Charge for the
                             year of coverage. These maximum charges are shown
                             in the Policy Specifications.

                           If the Face Amount of the policy has been increased
                           (as discussed in Part 4), the face amount charge for
                           each month will be the sum of the charges determined
                           separately for each segment of the Face Amount.

Insurance Charge           The maximum monthly insurance charge rates per
                           $1,000 of insurance risk are shown in the Table(s) Of
                           Maximum Monthly Insurance Charges of the Policy
                           Specifications. Maximum monthly insurance charge
                           rates for the Initial Face Amount and for each Face
                           Amount increase will be shown in a separate table.

                           The insurance risk is computed as of the date the
                           charge is due. All amounts are calculated as of that
                           date. The insurance risk is determined by the
                           following steps.

                           (a) We compute the account value of this policy after
                               all additions and deductions other than the
                               deduction of the insurance charge and the rider
                               charge for any disability benefit rider.
                           (b) We determine the amount of benefit under the
                               Death Benefit Option in effect (as discussed in
                               Part 5). The minimum death benefit (discussed in
                               Part 5) used here is based on the account value
                               computed in (a).
                           (c) We divide the amount of benefit determined in (b)
                               by 1 plus the monthly equivalent (expressed as a
                               decimal fraction) of the Minimum Annual Interest
                               Rate For The Guaranteed Principal Account shown
                               in the Policy Specifications.
                           (d) We subtract the account value, as computed in
                               (a), from the amount determined in (c). The
                               result is the insurance risk.

                                                                         Page 10

                           If there is more than one table of maximum monthly
                           insurance charges, the pro rata insurance risk
                           allocated to each table will be based on the
                           proportionate amount of Face Amount for the table to
                           the total Face Amount. If the insurance risk is
                           increased due to the minimum death benefit (discussed
                           in Part 5), the table that applies to the most recent
                           increase requiring evidence of insurability will be
                           used for such increase.

                           Example:         The Initial Face Amount of your
                                            policy is $500,000. You later
                                            increase the Face Amount by
                                            $250,000. The Death Benefit Option
                                            is 1, and the benefit under Death
                                            Benefit Option 1 is $750,000. The
                                            pro rata portion of insurance risk
                                            to be allocated to the table for the
                                            Initial Face Amount is $500,000
                                            divided by $750,000, or two-thirds.
                                            The pro rata portion to be allocated
                                            to the table for the increase is
                                            $250,000 divided by $750,000, or
                                            one-third.

                                            The insurance risk is computed as
                                            $600,000. The maximum monthly
                                            insurance charge per $1,000 of
                                            insurance risk will be based on the
                                            charge for an amount equal to
                                            two-thirds of $600,000, or $400,000,
                                            from the Initial Face Amount and an
                                            amount equal to one-third of
                                            $600,000, or $200,000, from the
                                            increase.

                                            Suppose instead that the benefit
                                            under Death Benefit Option 1 is
                                            $810,000 due to the minimum death
                                            benefit and that the insurance risk
                                            is $660,000. Then the maximum
                                            monthly insurance charge per $1,000
                                            of insurance risk will be based on
                                            the charge for an amount equal to
                                            $400,000 from the Initial Face
                                            Amount and an amount equal to
                                            $260,000 from the increase ($200,000
                                            plus the $60,000 due to the minimum
                                            death benefit).

                           We may charge less than the maximum monthly insurance
                           charges shown in the table(s). In this case, the
                           monthly insurance charge rates will be based on our
                           expectations for future mortality, investment,
                           persistency and expense results, and future profits.
                           The expense component of these rates is used to
                           offset sales and issue expenses, which decrease over
                           time. Any change in these charges will apply to all
                           individuals in the same class.

Rider Charge               The monthly rider charge is the sum of the
                           monthly charges for any riders in effect on the
                           Monthly Charge Date. The monthly charges for any
                           rider are shown in the Policy Specifications for the
                           rider.

Grace Period               This policy may terminate without value if its
And Termination            "policy value" on a Monthly Charge Date cannot cover
                           the monthly charges due and the safety test is not
                           met on that Date. However, we allow a grace period
                           for payment of the amount of premium (not less than
                           $20) needed to avoid termination. "Policy value" is
                           defined later in this provision; the safety test is
                           discussed in the next provision.

                           The grace period begins on the date the monthly
                           charges are due. It ends 61 days after that date or,
                           if later, 31 days after we mail a written notice to
                           the Owner and to any assignee shown in our records at
                           their last known addresses. This notice will state
                           the amount of premium needed to avoid termination.

                                                                        Page 11

                           During the grace period, the policy will stay in
                           force. If the Insured dies during the grace period,
                           any unpaid premium amount needed to avoid termination
                           will be deducted from the death benefit (see the
                           Amount Of Death Benefit provision in Part 5). The
                           policy will terminate without value if we do not
                           receive payment of the required amount by the end of
                           the grace period.

                           While there is a loan outstanding on this policy, our
                           right to terminate this policy under the terms of the
                           Policy Debt Limit provision (see Part 4) applies in
                           addition to our right under this provision.

                           As used in this provision, the "policy value" of this
                           policy on a Monthly Charge Date is equal to:

                           . On any Monthly Charge Date during the first 10
                             Policy Years, the account value on that Date
                             (just before the deduction of monthly charges)
                             less any outstanding policy debt; and
                           . On any Monthly Charge Date after the first 10
                             Policy Years, the net surrender value on that
                             Date (just before the deduction).

                           Policy debt and net surrender value are discussed in
                           Part 4.

                           If the "policy value" on a Monthly Charge Date (as
                           defined above in this provision) cannot cover the
                           monthly charges due, but the safety test is met on
                           that Date, then the monthly charges for that Date
                           will be reduced to an amount equal to the account
                           value on that Date (just before the deduction) less
                           any outstanding debt.

Safety Test                The safety test can be met only during the First
                           and Second Guarantee Periods; each Guarantee Period
                           is associated with a Guarantee Premium. The First and
                           Second Guarantee Periods and the First and Second
                           Guarantee Premiums are shown in the Policy
                           Specifications.

                           For any day during the First Guarantee Period, the
                           safety test is met if the result of premiums paid
                           less any amounts withdrawn, accumulated with interest
                           to that day, equals or exceeds the result of payments
                           of the First Guarantee Premium from the Policy Date
                           to that day, accumulated with interest.

                           For any day after the First Guarantee Period but
                           during the Second Guarantee Period, the safety test
                           is met if premiums paid less any amounts withdrawn,
                           accumulated with interest to that day, equals or
                           exceeds the result of payments of the Second
                           Guarantee Premium from the Policy Date to that day,
                           accumulated with interest.

                           In the safety test, interest is accumulated at an
                           effective annual rate equal to the Minimum Annual
                           Interest Rate For The Guaranteed Principal Account,
                           which is shown in the Policy Specifications. In
                           accumulating premiums paid, we exclude any premium
                           amounts refunded under the Right To Refund Premiums
                           provision in Part 2. Also, we assume in this test
                           that Guarantee Premiums are paid on each Monthly
                           Charge Date.

                           Example:  On the 6th Monthly Charge Date, the
                                     monthly charges are $100, but the "policy
                                     value" (during the first 3 Policy Years,
                                     the account value before

                                                                        Page 12

                                     the deduction for monthly charges, less any
                                     outstanding policy debt) is only $95. There
                                     is no policy debt. The policy is in the
                                     First Guarantee Period, and the First
                                     Guarantee Premium is $25. Premium payments
                                     of $35 were made on each Monthly Charge
                                     Date including the current one. There were
                                     no withdrawals. In this case, the safety
                                     test is met. So the monthly charges for
                                     that 6th Monthly Charge Date are reduced to
                                     $95, and the account value is reduced to
                                     zero.

                                     On the first Monthly Charge Date in the
                                     21st Policy Year, the monthly charges
                                     are $250, but the "policy value" (here,
                                     the net surrender value before the
                                     deduction for monthly charges) is only
                                     $220. There are no surrender charges
                                     and no policy debt. The policy is in
                                     the Second Guarantee Period, and the
                                     Second Guarantee Premium is $60.
                                     Premium payments of $75 were made on
                                     each Monthly Charge Date from the
                                     Policy Date through the current Monthly
                                     Charge Date. There were no withdrawals.
                                     In this case, the safety test is met
                                     also. So the monthly charges for that
                                     Monthly Charge Date are reduced to
                                     $220, and the account value is reduced
                                     to zero.

Part 4.           Life Benefits

This life insurance policy provides a death benefit if the Insured dies while the policy is in force. Rights and benefits are also available while the Insured is living. These "Life Benefits" are discussed in this Part.

                           Policy Ownership

Rights Of Owner            While the Insured is living, the Owner may
                           exercise all rights given by this policy or allowed
                           by us. These rights include changing Beneficiaries,
                           changing ownership, assigning this policy, enjoying
                           all policy benefits, and exercising all policy
                           options.

                           The consent of any Irrevocable Beneficiary is needed
                           to exercise any policy right except the rights to:

                           . Change the frequency of planned premiums;
                           . Change the premium payment plan; and
                           . Reinstate this policy after termination.

Changing The               While the Insured is living, the Owner or any
Owner Or                   Beneficiary may be changed by written request. We do
Beneficiary                not limit the number of changes that may be made. The
                           change will take effect as of the date the request is
                           signed, even if the Insured dies before we receive
                           it. Each change will be subject to any payment we
                           made or other action we took before receiving the
                           written request.

Transfers Of               Transfers of values are subject to the limitations
Values                     stated in the Policy Specifications. Subject to those
                           limitations, transfers of values may be made upon
                           direction, satisfactory to us, received at our
                           Administrative Office. These transfers are:

                                                                        Page 13

                           . Transfers of values between divisions of the
                             Separate Account. These transfers will be made by
                             selling all or part of the accumulation units in a
                             division and applying the value of the sold units
                             to purchase units in any other division.
                           . Transfers of values from one or more divisions of
                             the Separate Account to the Guaranteed Principal
                             Account. These transfers will be made by selling
                             all or part of the accumulation units in a
                             division and applying the value of the sold units
                             to the Guaranteed Principal Account .

                           . Transfers of values from the Guaranteed Principal
                             Account to one or more divisions of the Separate
                             Account. These transfers will be made by applying
                             all or part of the value in the Guaranteed
                             Principal Account (excluding any outstanding policy
                             loans) to purchase accumulation units in one or
                             more divisions of the Separate Account.

                           Transfers will be made as of the Valuation Date
                           specified in the Purchase And Sale Of Accumulation
                           Units provision in Part 3. All transfers made on the
                           Valuation Date will be considered one transfer.

Assigning This             This policy may be assigned. However, for any
Policy                     assignment to be binding on us, we must receive a
                           signed copy of it at our Administrative Office. We
                           will not be responsible for the validity of any
                           assignment. Any assignment made after the Insured
                           dies will be valid only with our consent.

                           Once we receive a signed copy of an assignment, the
                           rights of the Owner and the interest of any
                           Beneficiary or any other person will be subject to
                           the assignment. An assignment is subject to any
                           policy debt. Policy debt is discussed in the Right To
                           Make Loans provisions in this Part.

                           Right To Change The Face Amount

                           While this policy is in force, the Face Amount may be
                           changed. Any change in the Face Amount will be
                           effective on a Monthly Charge Date. We may limit the
                           number and the size of the changes in a Policy year.

Increases In The           While the Insured is living, the Face Amount of this
Face Amount                policy may be increased upon written application.
                           Evidence of insurability, satisfactory to us, is
                           required for each increase. The amount of each
                           increase must be for at least the Minimum Face Amount
                           Increase shown in the Policy Specifications.

                           If the net surrender value is insufficient to
                           continue the changed policy in force for 3 months at
                           the new monthly charges and interest, we may require
                           a payment sufficient to increase the net surrender
                           value to such amount. Net surrender value is
                           discussed in the "Surrendering This Policy And Making
                           Withdrawals" section of this Part.

                           Any increase elected under any insurability
                           protection type of rider will be effective as
                           directed in that rider. Any other increase in the
                           Face Amount will be effective on the Monthly Charge
                           Date that is on, or precedes, the date we approve the
                           application.

                                                                         Page 14

                           Insurance charges for each increase elected are
                           determined and deducted from the account value of
                           this policy as described in the Monthly Charges
                           provision in Part 3. These charges will be deducted
                           from the account value beginning on the effective
                           date of the increase. Additional surrender charges
                           (discussed later in the Net Surrender Value provision
                           in this Part) will apply for each increase elected.

                           No increase in the Face Amount will be permitted
                           after the Policy Anniversary Date nearest the
                           Insured's 85th birthday.

Decreases In The           After the first Policy Year, the Face Amount may be
Face Amount                decreased by the Owner's written request while the
                           Insured is living. However, the decrease must not
                           reduce the Face Amount to an amount less than the
                           Minimum Face Amount shown in the Policy
                           Specifications. No decrease is permitted within one
                           year following the effective date of any increase.

                           Any decrease is effective on the Monthly Charge Date
                           that is on, or precedes, the date we receive the
                           written request. If a decrease follows one or more
                           increases, the decrease is taken from the most recent
                           increase(s).

                           Any surrender charge due upon a decrease in the Face
                           Amount is deducted from the account value on the
                           effective date of the decrease. The charge is
                           deducted from each division of the Separate Account
                           and from the Guaranteed Principal Account in
                           proportion to the values of this policy in each of
                           those divisions and in the Guaranteed Principal
                           Account (excluding any outstanding policy loans) on
                           that date. Surrender charges are discussed in the Net
                           Surrender Value provision in this Part.

Evidence Of                If the Face Amount is changed, we will send the Owner
Changes                    any revised or additional Policy Specifications for
                           attachment to this policy. If the Face Amount is
                           increased, we will also send a copy of the
                           application for the increase. However, we have the
                           right to require that the policy be sent to us to
                           make the change.

                           Borrowing Against This Policy

Right To Make              Once the account value exceeds any surrender charges
Loans                      that apply, the Owner may borrow against this policy
                           after the first Policy Year, while the Insured is
                           living. However, the policy must be properly assigned
                           to us before the loan is made. No other collateral is
                           needed. We refer to all outstanding loans plus
                           accrued interest as "policy debt."

Effect Of Loan             A loan is attributed to each division of the Separate
                           Account and to the Guaranteed Principal Account in
                           proportion to the values of this policy in each of
                           those divisions and in the Guaranteed Principal
                           Account (excluding any outstanding policy loans) at
                           the time of the loan. The amount of the loan
                           attributed to each division of the Separate Account
                           will be transferred to the Guaranteed Principal
                           Account. Any such transfer is made by selling
                           accumulation units in the division and applying the
                           value of those units to the Guaranteed Principal
                           Account on the date the loan is made. Any interest
                           added to the loan will be treated as a new loan under
                           this provision.

                                                                        Page 15

                           The amount equal to any outstanding policy loans will
                           be held in the Guaranteed Principal Account and will
                           earn interest as described in the Interest On Fixed
                           Account Value provision in Part 3.

Maximum Loan               The maximum amount that can be borrowed on any date
Available                  is determined as follows.

                           (1) We subtract from the account value any surrender
                           charges that would apply if the policy were
                           surrendered on that date.

                           (2) We calculate 90% of the amount determined in
                               (1) above.

                           (3)  We subtract any policy debt from the amount
                           determined in (2) above.  The result is the maximum
                           amount that can be borrowed.

Interest On Loans          Interest on loans is not due in advance.
                           This interest accrues (builds up) each day and
                           becomes part of the policy debt as it accrues.

                           Interest is due on each Policy Anniversary Date. If
                           interest is not paid when due, it will be added to
                           the loan and will bear interest at the rate payable
                           on the loan.

                           Example:      You have a loan of $1,000. The interest
                                         due on the next Policy Anniversary Date
                                         is $50. If it is not paid on that date,
                                         we will add it to the existing loan.
                                         From then on, the loan will be $1,050
                                         and interest will be charged on this
                                         new amount.

                           The type of interest rate on any policy loan is
                           elected at the time of application for this policy
                           and cannot be changed; the type elected for this
                           policy is shown in the Policy Specifications. The two
                           types of interest rates available are:

                           (1)  A fixed loan rate of 5% per year; and

                           (2)  A variable loan rate. Such loan rate is an
                                annual rate set by us. This rate may change from
                                year to year. Each year we will set the rate
                                that will apply for the next Policy Year. The
                                rate will apply to all policy debt under this
                                policy.

                                Each year there is a maximum limit on the
                           variable loan interest rate we can set. That limit is
                           based on a Published Monthly Average. That Average
                           will be:

                                . The Monthly Average Corporates yield shown in
                                  Moody's Corporate Bond Yield Averages, as
                                  published by Moody's Investors Service, Inc.,
                                  or any successor to that service; or
                                . If that Monthly Average is no longer
                                  published, a substantially similar average,
                                  established by the insurance supervisory
                                  official of the state where this policy was
                                  delivered.

                                The maximum limit is the Published Monthly
                                Average for the calendar month ending 2 months
                                before the month in which the Policy Year begins
                                or, if higher, the Minimum Annual Interest Rate
                                For The Guaranteed Principal Account plus 1%.

                                                                        Page 16

                                Example: A Policy Year begins on June 10, 19X6.
                                         The calendar month ending 2 months
                                         before June is March. The loan interest
                                         rate for the Policy Year beginning June
                                         10, 19X6, will not be greater than the
                                         Published Monthly Average for March,
                                         19X6. However, if the Minimum Annual
                                         Interest Rate For The Guaranteed
                                         Principal Account (plus 1%) is higher
                                         than the Average, then the Minimum
                                         Annual Interest Rate For The Guaranteed
                                         Principal Account (plus 1%) will be the
                                         maximum loan interest rate for that
                                         Policy Year.

                                If the maximum limit for a Policy Year is at
                           least 1/2% higher than the loan interest rate in
                           effect for the previous year, we may increase the
                           rate to a rate not higher than that limit.

                                If the maximum limit for a Policy Year is at
                           least 1/2% lower than the loan interest rate in
                           effect for the previous year, we must decrease the
                           rate to a rate not exceeding that limit.

Policy Debt Limit          Policy debt (which includes accrued interest) may not
                           equal or exceed the account value less any surrender
                           charges that apply. If this limit is reached, we can
                           terminate this policy. To terminate for this reason,
                           we must mail written notice to the Owner and any
                           assignee shown in our records at their last known
                           addresses. This notice will state the amount needed
                           to bring the policy debt back within the limit. If we
                           do not receive payment within 31 days after the date
                           we mail the notice, the account value will be reduced
                           by any surrender charges that apply and this policy
                           will terminate without value at the end of those 31
                           days.

                           Our right to terminate this policy under the terms of
                           this provision applies in addition to our right under
                           the Grace Period And Termination provision in Part 3.

Repayment Of               All or part of any policy debt may be repaid at any
Policy Debt                time while the Insured is living. However, policy
                           debt can be repaid only while this policy is in
                           force. Loan repayments will be credited on the date
                           we receive them at our Administrative Office.

                           Any repayment of policy debt will be allocated first
                           to the Guaranteed Principal Account up to the amount
                           of the policy loan that was attributed to the
                           Guaranteed Principal Account. (For this purpose, no
                           amount of policy loan resulting from unpaid loan
                           interest will be considered to be attributed to the
                           Guaranteed Principal Account.) Any repayment in
                           excess of that amount will be allocated among the
                           Guaranteed Principal Account and the divisions of the
                           Separate Account according to the net premium
                           allocation then in effect.

                           Loan repayments must be clearly identified as such;
                           otherwise, they will be considered premium payments.

Other Borrowing            We may delay the granting of any loan attributable to
Rules                      the Guaranteed Principal Account for up to six
                           months.

                           We may delay the granting of any loan attributable to
                           the Separate Account during any period that:

                                                                         Page 17

                           . The New York Stock Exchange (or its successor) is
                             closed, except for normal weekend or holiday
                             closing, or trading is restricted; or
                           . The Securities and Exchange Commission (or its
                             successor) determines that a state of emergency
                             exists; or
                           . The Securities and Exchange Commission (or its
                             successor) permits us to delay payment for the
                             protection of our policy owners.

                           Surrendering This Policy And Making Withdrawals

Right To Surrender         This policy may be surrendered for its
                           net surrender value (see next provision) at any time
                           while the policy is in force and the Insured is
                           living. The surrender will be effective on the date
                           we receive this policy at our Administrative Office,
                           along with a written request to surrender. This
                           policy will terminate as of the date of surrender.

Net Surrender              The net surrender value of this policy is equal to
Value                      the account value less any surrender charges that
                           apply and less any policy debt. The surrender charge
                           for this policy is the sum of the surrender charges
                           for the Initial Face Amount and all Face Amount
                           increases. These charges are shown in the Table(s) Of
                           Surrender Charges of the Policy Specifications. In no
                           event will the net surrender value be less than zero.

Making                     After the first Policy Year, withdrawals may be made
Withdrawals                by written request at any time while the policy is in
                           force and the Insured is living. The request for a
                           withdrawal must state the Account (or Accounts) from
                           which the withdrawal will be made. For any withdrawal
                           from the Separate Account, the request must also
                           state the division (or divisions) from which the
                           withdrawal will be made. A withdrawal will be
                           effective on the date we receive the written request.

                           On the date of a withdrawal, the account value of
                           this policy is reduced by the amount of the
                           withdrawal. The withdrawal amount includes the
                           withdrawal fee. The Maximum Withdrawal Fee that can
                           be taken with each withdrawal is shown in the Policy
                           Specifications.

                           The withdrawal from the Guaranteed Principal Account
                           will be made by reducing the value in that Account to
                           provide the amount of the withdrawal. A withdrawal
                           from a division of the Separate Account will be made
                           by selling a sufficient number of accumulation units
                           to provide the amount of the withdrawal.

                           The Face Amount will be decreased by the amount of
                           the withdrawal if:

                           . Death Benefit Option 1 or Death Benefit Option
                             3 is in effect, as described in the Death Benefit
                             Options provision in Part 5; and
                           . We have not received evidence of insurability
                             satisfactory to us.

                           In this case, if a decrease follows one or more Face
                           Amount increases, the decrease is taken from the most
                           recent increase(s).

                                                                        Page 18

                           Withdrawals will be subject to the following limits:

                           . The minimum amount of a withdrawal (including the
                             withdrawal fee) is $100; . The maximum amount of a
                             withdrawal on any date is 75% of the net surrender
                             value of this policy on that date; and
                           . The Face Amount after a withdrawal must not be
                             less than the Minimum Face Amount shown in the
                             Policy Specifications.

                           Example:      Death Benefit Option 1 is in effect and
                                         you make a withdrawal without
                                         furnishing us satisfactory evidence of
                                         insurability. Prior to your withdrawal,
                                         your policy has a Face Amount of
                                         $600,000 and an account value of
                                         $120,000. If you make a withdrawal of
                                         $30,000, the account value will be
                                         reduced to $90,000, the Face Amount
                                         will be reduced to $570,000, and
                                         $29,975 will be paid to you.

                           If the Face Amount is reduced due to a withdrawal, we
                           will send the Owner any revised or additional Policy
                           Specifications for attachment to this policy.
                           However, we have the right to require that the policy
                           be sent to us to make the changes.

How We Pay                 Any withdrawal made will be paid in one sum. If the
                           policy is surrendered, the net surrender value may be
                           paid in one sum or it may be applied under any
                           payment option elected. See Part 6.

                           We may delay paying any surrender or withdrawal from
                           the Guaranteed Principal Account for up to 6 months
                           from the date we receive the written request.

                           We may delay paying any surrender or withdrawal from
                           the Separate Account during any period that:

                           . The New York Stock Exchange (or its successor)
                             is closed, except for normal weekend or holiday
                             closing, or trading is restricted; or
                           . The Securities and Exchange Commission (or its
                             successor) determines that a state of emergency
                             exists; or
                           . The Securities and Exchange Commission (or its
                             successor) permits us to delay payment for the
                             protection of our policy owners.

                           If we delay paying any surrender or withdrawal,
                           interest will be added. The amount of interest will
                           be the same as would be paid for the same period of
                           time under Option 3 of the payment options or, if
                           greater, the amount using the minimum interest rate
                           for this purpose required by the laws of the state
                           where this policy was delivered. See Part 6 for a
                           description of Option 3.

                           Reinstating This Policy

When                       After this policy has terminated, it may be
Reinstatement              reinstated -- that is, put back in force. However,
Can Be Made                the policy cannot be reinstated if it has been
                           surrendered for its net surrender value.
                           Reinstatement must be made within 5 years after the
                           date of termination and during the Insured's
                           lifetime.

                                                                        Page 19

Requirements To            A written application and evidence of insurability
Reinstate                  satisfactory to us is required to reinstate.  Also, a
                           premium is required as a cost to reinstate.  This
                           cost is the amount of premium needed to keep the
                           policy in force for 3 months after reinstatement.
                           This amount will be quoted on request.

Policy After               The policy will be reinstated on the Monthly Charge
Reinstatement              Date on, or preceding, the date we approve the
                           application.  The Face Amount on the date of
                           reinstatement will be the Face Amount on the
                           termination date. The account value on the date of
                           reinstatement will be the reinstatement premium paid,
                           less any premium expense charge and less any monthly
                           charges due on that date.

                           Upon reinstatement of this policy, the Table(s) Of
                           Surrender Charges (shown in the Policy
                           Specifications) will apply as though the policy had
                           not terminated. However, if the surrender charge was
                           taken when this policy terminated, then the
                           applicable surrender charges will not be reinstated.

                           Our rights to contest the validity of, and terminate,
                           this policy begin again on the date of reinstatement.
                           See the Representations And Contestability and Death
                           By Suicide provisions in Part 1.

                           Reports To Owner

Annual Report              Each year after the Policy Anniversary Date, we will
                           mail an annual report to the Owner. There will be no
                           charge for this report. This report will show the
                           account value at the beginning of the previous Policy
                           Year and all premiums paid since that time. It also
                           will show the additions to, and deductions from, the
                           account value during that Year, and the account
                           value, death benefit, net surrender value, and policy
                           debt as of the current Policy Anniversary Date.

                           This report also will include any additional
                           information required by applicable law or regulation.

Part 5.     The Death Benefit

The death benefit is the amount of money we will pay when we receive due proof at our Administrative Office that the Insured died while the policy was in force. We discuss the death benefit in this Part.

Amount Of Death            If the Insured dies while this policy is in force,
Benefit                    the death benefit will be the amount of benefit
                           provided by the Death Benefit Option in effect on
                           the date of death, reduced by any policy debt
                           outstanding on the date of death and any unpaid
                           premium amount needed to avoid termination under the
                           Grace Period And Termination provision in Part 3.

                                                                         Page 20

Death Benefit              Three Death Benefit Options, described here, are
Options                    available under this policy. The Death Benefit
                           Option and the Face Amount in effect for this policy
                           are shown in the Policy Specifications. The minimum
                           death benefit is discussed in the next provision.

                           Death Benefit Option 1 - Under this Option, the
                           amount of benefit is the greater of:

                           . The Face Amount in effect on the date of
                             death;
                           . The minimum death benefit in effect on
                             the date of death.

                           Death Benefit Option 2 - Under this Option, the
                           amount of benefit is the greater of:

                           . The Face Amount in effect on the date of death
                             plus the account value on that date;
                           . The minimum death benefit in effect on the date
                             of death.

                           Death Benefit Option 3 - Under this Option, the
                           amount of benefit is the greater of:

                           . The Face Amount in effect on the date of death plus
                             the sum of all premiums paid (and not refunded
                             under the Right To Refund Premiums provision in
                             Part 2) to that date;
                           . The minimum death benefit in effect on the date of
                             death.

Minimum Death              The minimum death benefit on any date is equal to
Benefit                    the account value on that date multiplied by the
                           Death Benefit Factor for the Insured's Attained Age
                           on that date. The Death Benefit Factor for each
                           Attained Age is shown in the Policy Specifications.

Changes In The             After the first Policy Year, the Death Benefit
Death Benefit              Option may be changed upon written request while
Option                     the Insured is living. However, the Insured's
                           Attained Age at the time of the change must be less
                           than 85.

                           A change in the Death Benefit Option will be
                           effective on the Monthly Charge Date that is on, or
                           precedes, the date we approve the change, unless a
                           later date is requested.

                           When the Death Benefit Option is changed, the Face
                           Amount of this policy also changes on the effective
                           date of the change as follows (all amounts are as of
                           the date of change):

                           . Option 1 to Option 2: Decreased by an amount
                             equal to the account value;
                           . Option 1 to Option 3: Decreased by an amount
                             equal to the sum of all premiums paid
                             (and not refunded);
                           . Option 2 to Option 1: Increased by an amount
                             equal to the account value;
                           . Option 2 to Option 3: Increased by an amount
                             equal to the sum of all premiums paid
                             (and not refunded), and then decreased by an
                             amount equal to the account value;

                                                                         Page 21

                           . Option 3 to Option 1: Increased by an amount
                             equal to the sum of all premiums paid
                             (and not refunded);
                           . Option 3 to Option 2: Decreased by an amount
                             equal to the sum of all premiums paid (and not
                             refunded), and then increased by an amount equal
                             to the account value.

                           A change in the Death Benefit Option may follow one
                           or more increases in the Face Amount of this policy.
                           In this case, the change will:

                           . If the Face Amount increases, increase the
                             most recent increase, and
                           . If the Face Amount decreases, decrease the most
                             recent increase(s).

                           No change in the Death Benefit Option will be allowed
                           if the Face Amount after the change would be less
                           than the minimum face amount shown in the Policy
                           Specifications.

                           We may require a written application and evidence of
                           insurability satisfactory to us for any Death Benefit
                           Option change. We also may limit the number of Death
                           Benefit Option changes in any Policy Year.

                           If the Death Benefit Option or the Face Amount is
                           changed, we will send the Owner any revised or
                           additional Policy Specifications for attachment to
                           this policy.

When We Pay                The death benefit will be paid within 30 days
                           after the date we receive due proof of the Insured's
                           death, and any other requirements necessary for us to
                           make payment, at our Administrative Office.

Interest On                If the death benefit is paid in one sum, we will add
Death Benefit              interest from the date of death to the date of
                           payment. The amount of interest will be computed
                           using an effective annual rate not less than 3% or,
                           if greater, the annual rate required by law.

                           If the death benefit is applied under a payment
                           option (described in Part 6), interest will be paid
                           from the date of death to the effective date of that
                           option. It will be paid in one sum to the Beneficiary
                           living on that effective date. The amount of interest
                           will be computed using an effective annual rate not
                           less than 3% or, if greater, the annual rate required
                           by law.

Part 6.    Payment Options

These are optional methods of settlement. These methods provide alternate ways in which payment can be made by us.

Availability Of            All or part of the death benefit or net surrender
Options                    value may be applied under any payment Death Benefit
                           option. If this policy is assigned, any amount
                           due to the assignee will be paid in one sum. The
                           balance, if any, may be applied under any payment
                           option.

                                                                         Page 22

Minimum Amounts            If the amount to be applied under any option
                           for any one person is less than $5,000, we may pay
                           the amount in one sum instead. If the payments under
                           any option come to less than $50 each, we have the
                           right to make payments at less-frequent intervals.

Description Of             Our regular payment options are Options 1 through 6.
Options                    They are described in terms of monthly payments.
                           Annual, semiannual, or quarterly payments may be
                           requested instead. The Payment Option Rates tables
                           are shown after Part 7.

Option 1                   Installments For A Specified Period. Equal monthly
                           payments will be made for any period selected, up to
                           30 years. The amount of each payment depends on the
                           total amount applied, the period selected, and the
                           monthly income rates we are using when the first
                           payment is due. See the Option 1. Installments For A
                           Specified Period table for the minimum monthly income
                           rates.

Option 2                   Life Income.  Equal monthly payments will be based on
                           the life of a named person. Payments will continue
                           for the lifetime of that person. Income with or
                           without a minimum payment period may be elected. This
                           benefit may be increased by the Alternate Life Income
                           provision (in this Part). Proof of the named person's
                           age, satisfactory to us, will be required. See the
                           Option 2. Life Income tables for the minimum monthly
                           income rates.

Option 3                   Interest.  We will hold any amount applied under this
                           option. Interest on the amount will be paid at an
                           effective annual rate determined by us. This rate
                           will not be less than 3%.

Option 4                   Installments Of Specified Amount.  Each payment will
                           be made for an agreed fixed amount. The total amount
                           paid during the first year must be at least 6% of the
                           total amount applied. Interest will be credited each
                           month on the unpaid balance and added to it. This
                           interest will be at an effective annual rate
                           determined by us, but not less than 3%. Payments
                           continue until the balance we hold is reduced to an
                           amount less than the agreed fixed amount. The last
                           payment will be for the balance only.

Option 5                   Life Income With Payments Guaranteed For Amount
                           Applied. Equal monthly payments will be based on the
                           life of a named person. Payments will be made until
                           the total amount paid equals the amount applied, and
                           as long thereafter as the named person lives. This
                           benefit may be increased by the Alternate Life Income
                           provision (in this Part). Proof of the named person's
                           age, satisfactory to us, will be required. See the
                           Option 5. Life Income With Payments Guaranteed For
                           Amount Applied tables for the minimum monthly income
                           rates.

Option 6                   Joint Life Income With Reduced Payments To Survivor.
                           Monthly payments will be based on the lives of 2
                           named persons. Payments at the initial level will
                           continue while both are living or for 10 years if
                           longer. When one dies (but not before the 10 years
                           has elapsed), payments are reduced by one-third and
                           will continue at that level for the lifetime of the
                           other. After the 10 years has elapsed, payments stop
                           when both named persons have died. This benefit may
                           be increased by the Alternate Life Income provision
                           (in this Part). Proof of the named persons' ages,
                           satisfactory to us, will be required. See the Option
                           6. Joint Life Income With Reduced Payments To
                           Survivor tables for the minimum monthly income rates.

                                                                         Page 23

Alternate Life             If Option 2, 5, or 6 is elected, the named person(s)
Income                     can elect to receive an alternate life income
                           instead of receiving income based on the rates shown
                           in the Payment Option Rates tables. The election must
                           be made at the time the income is to begin. The
                           monthly alternate life income will be at least equal
                           to the monthly income provided by a new single
                           premium immediate annuity (first payment immediate),
                           based on our published rates then in use when the
                           payment option is elected. The alternate life income
                           will not be available if we are not offering new
                           single premium immediate annuities at the time of
                           election.

Electing A                 To elect any payment option, we require a written
Payment Option             request.  The Owner may elect an option during the
                           Insured's lifetime.  If the death benefit is
                           payable in one sum when the Insured dies, the
                           Beneficiary may elect an option with our consent.

Effective Date             The effective date of a payment option is the date
And Payment                the amount is applied under that option. For a
Dates                      death benefit, this is the date that due proof of
                           the Insured's death is received at our Administrative
                           Office. For the net surrender value, it is the
                           effective date of surrender.

                           The first payment is due on the effective date,
                           except the first payment under Option 3 is due one
                           month later. A later date for the first payment may
                           be requested in the payment option election. All
                           payment dates will fall on the same day of the month
                           as the first one. No payment will become due until a
                           payment date. No part payment will be made for any
                           period shorter than the time between payment dates.

                           Example:  Monthly payments of $100 are being made to
                                     your son on the 1st of each month. He dies
                                     on the 10th. No part payment is due your
                                     son or his estate for the period between
                                     the 1st and the 10th.

Withdrawals And            If provided in the payment option election, all or
Changes                    part of the unpaid balance under Option 3 or 4 may be
                           withdrawn or applied under any other option.

                           If the net surrender value is applied under Option 3
                           or 4, we may delay payment of any withdrawal for up
                           to 6 months. In this case, interest at the rate in
                           effect for Option 3 during this period will be paid
                           on the amount withdrawn.

Income Protection          To the extent permitted by law, each option payment
                           and any withdrawal shall be free from legal process
                           and the claim of any creditor of the person entitled
                           to them. No option payment and no amount held under
                           an option can be taken or assigned in advance of its
                           payment date, unless the Owner's written consent is
                           given before the Insured dies. This consent must be
                           received at our Administrative Office.

Other Payment              Options for any amount payable to an association,
Option Rules               corporation, partnership, or fiduciary are
                           available only with our consent. However, a
                           corporation or partnership may apply any amount
                           payable to it under Option 2, 5, or 6 if the option
                           payments are based on the life or lives of the
                           Insured, the Insured's spouse, any child of the
                           Insured, or any other person agreed to by us.

                           If a minimum payment period is elected under Options
                           1, 2, 5, and 6, the effective annual interest rate
                           will not be less than 3%. This does not apply when an
                           alternate life income is elected.

                                                                         Page 24

                           If a minimum payment period is elected, after the
                           first payment is made we may increase the payments to
                           reflect any additional interest earnings determined
                           by us. This does not apply when an alternate life
                           income is elected.

                           If the income that would be payable under a given
                           payment option is the same for 2 or more periods of
                           time at a given age, we automatically will pay income
                           for the longest period.

                           Example:  You choose Option 2. You are 50 years old.
                                     The Payment Option Rate (for Option 2) is
                                     $3.64 for 5 years. The Payment Option Rate
                                     for 10 years is also $3.64. We will pay
                                     income for at least 10 years, which is the
                                     longest period.

Part 7.    Notes On Our Computations

This Part covers some technical points about this policy.

Net Investment             For each division of the Separate Account, the Net
Factor                     Investment Factor for any Valuation Period is the
                           gross investment rate for that period plus 1.00000000
                           and minus a Separate Account charge for mortality and
                           expense risk. This Separate Account charge will not
                           exceed .00002455 for each day of a Valuation Period.
                           The Net Investment Factor may be greater or less than
                           1.00000000.

                           For each division of the Separate Account, the gross
                           investment rate for any Valuation Period is equal to:

                           . The net earnings of that division during the
                             Valuation Period, divided by
                           . The value of the total assets of that division at
                             the beginning of the Valuation Period.

                           The net earnings of each division are equal to the
                           accrued investment income and capital gains and
                           losses (realized and unrealized) of that division
                           reduced by any investment management fees and any
                           other expenses, and by any amount charged against
                           that division for taxes paid or reserved by us.

                           The gross investment rate will be determined by us in
                           accordance with generally accepted accounting
                           principles and applicable laws, rules and
                           regulations. This determination shall be conclusive
                           upon the Owner, the Insured, any Beneficiary, any
                           assignee, and any other person under this policy.

Accumulation Unit          The value of an accumulation unit in each division
Value                      was set at $1.000000 on the first Valuation Date
                           selected by us. The value on any date thereafter is
                           equal to the product of the Net Investment Factor for
                           that division for the Valuation Period that includes
                           that date and the accumulation unit value on the
                           preceding Valuation Date.

                                                                         Page 25

Adjustment Of Units        We have the right to split or consolidate the number
And Values                 of accumulation units credited to the policy, with a
                           corresponding increase or decrease in the unit
                           values. We may exercise this right whenever we
                           consider an adjustment of units to be desirable.
                           However, strict equity will be preserved in making
                           any adjustment. No adjustment will have any material
                           effect on the benefits, provisions, or investment
                           return of this policy, or on the Owner, the Insured,
                           any Beneficiary, any assignee or other person, or on
                           us.

Basis Of                   The basis of computation consists of the mortality
Computation                rates and interest rates we use to determine:

                           . The minimum net surrender values;
                           . The maximum monthly insurance charges;
                           . The minimum rate used to credit interest on
                             the fixed account value of the policy; and
                           . The minimum payments under payment Options 2, 5,
                             and 6.

                           The mortality rates for the minimum net surrender
                           values and for the maximum monthly insurance charges
                           are shown in each Table Of Maximum Monthly Insurance
                           Charges. The Minimum Annual Interest Rate For The
                           Guaranteed Principal Account used to credit interest
                           on the fixed account value of the policy is shown in
                           the Policy Specifications. The mortality tables
                           specified apply to amounts in a standard risk
                           classification. Appropriate modifications are made to
                           these tables for any amount that is not in a standard
                           risk classification.

                           In computing the minimum payments under payment
                           Options 2, 5, and 6, we use mortality rates from the
                           1983 Table "a" with Projection G for 32 years. The
                           interest rate used is an annual rate of 3%.

Method Of                  When required by the state where this policy was
Computing Values           delivered, we filed a detailed statement of the
                           method we use to compute the policy benefits and
                           values. These benefits and values are not less than
                           those required by the laws of that state.

                                                                         Page 26

              ----------------------------------------------------
                          OPTION 1. INSTALLMENTS FOR
                             A SPECIFIED PERIOD -
                             PAYMENT OPTION RATES
              ----------------------------------------------------
                              MONTHLY INCOME PER
                           $1,000 OF AMOUNT APPLIED
              ----------------------------------------------------
                       Years                 Monthly Income

                         1                      $ 84.47
                         2                        42.86
                         3                        28.99
                         4                        22.06
                         5                        17.91
                         6                        15.14
                         7                        13.16
                         8                        11.68
                         9                        10.53
                        10                         9.61
                        11                         8.86
                        12                         8.24
                        13                         7.71
                        14                         7.26
                        15                         6.87
                        16                         6.53
                        17                         6.23
                        18                         5.96
                        19                         5.73
                        20                         5.51
                        21                         5.32
                        22                         5.15
                        23                         4.99
                        24                         4.84
                        25                         4.71
                        26                         4.59
                        27                         4.47
                        28                         4.37
                        29                         4.27
                        30                         4.18
             ----------------------------------------------------
                      The first income payment is payable
                     on the effective date of this Option.
             ----------------------------------------------------

                                                                         Page 27

- --------------------------------------------------------------------------------
                 OPTION 2. LIFE INCOME - PAYMENT OPTION RATES
           OPTION 5. LIFE INCOME WITH PAYMENTS GUARANTEED FOR AMOUNT
                        APPLIED - PAYMENT OPTION RATES
- --------------------------------------------------------------------------------
               MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                     MALE
- --------------------------------------------------------------------------------
                             5 YEARS      10 YEARS      20 YEARS      AMOUNT
    AGE*       LIFE ONLY     MINIMUM       MINIMUM      MINIMUM       APPLIED
- --------------------------------------------------------------------------------
     50          $3.94         $3.93        $3.91         $3.84        $3.82
     51           4.00          3.99         3.97          3.89         3.87
     52           4.07          4.06         4.04          3.94         3.93
     53           4.14          4.13         4.10          4.00         3.98
     54           4.21          4.20         4.17          4.06         4.05

     55           4.29          4.28         4.25          4.11         4.11
     56           4.37          4.36         4.32          4.17         4.17
     57           4.45          4.44         4.40          4.23         4.24
     58           4.54          4.53         4.49          4.30         4.32
     59           4.64          4.63         4.58          4.36         4.39

     60           4.75          4.73         4.67          4.42         4.47
     61           4.86          4.84         4.77          4.49         4.55
     62           4.97          4.95         4.88          4.56         4.64
     63           5.10          5.07         4.99          4.62         4.73
     64           5.23          5.20         5.11          4.69         4.83

     65           5.38          5.34         5.23          4.75         4.93
     66           5.53          5.49         5.36          4.82         5.04
     67           5.69          5.64         5.49          4.88         5.15
     68           5.87          5.81         5.63          4.94         5.27
     69           6.05          5.98         5.77          5.00         5.39

     70           6.25          6.17         5.92          5.06         5.52
     71           6.46          6.36         6.07          5.11         5.66
     72           6.68          6.56         6.23          5.16         5.80
     73           6.91          6.78         6.39          5.21         5.95
     74           7.16          7.00         6.56          5.25         6.10

     75           7.43          7.24         6.73          5.29         6.27
     76           7.71          7.50         6.90          5.33         6.44
     77           8.02          7.76         7.07          5.36         6.63
     78           8.35          8.04         7.25          5.39         6.82
     79           8.70          8.33         7.42          5.41         7.02

     80           9.07          8.64         7.60          5.43         7.23
     81           9.47          8.96         7.77          5.45         7.46
     82           9.89          9.29         7.94          5.46         7.69
     83          10.35          9.64         8.10          5.48         7.93
     84          10.83         10.00         8.26          5.48         8.19

     85          11.35         10.37         8.41          5.49         8.46
- --------------------------------------------------------------------------------
               Rates for other ages are available upon request.
         *Age on birthday nearest the due date of the first payment.
   The first income payment is payable on the effective date of this Option.
- --------------------------------------------------------------------------------

                                                                         Page 28

- --------------------------------------------------------------------------------
                 OPTION 2. LIFE INCOME - PAYMENT OPTION RATES
           OPTION 5. LIFE INCOME WITH PAYMENTS GUARANTEED FOR AMOUNT
                        APPLIED - PAYMENT OPTION RATES
- --------------------------------------------------------------------------------
               MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                    FEMALE
- --------------------------------------------------------------------------------
                              5 YEARS      10 YEARS      20 YEARS      AMOUNT
     AGE*       LIFE ONLY     MINIMUM       MINIMUM      MINIMUM       APPLIED
- --------------------------------------------------------------------------------
      50          $3.64         $3.64        $3.63         $3.60        $3.58
      51           3.69          3.69         3.68          3.63         3.63
      52           3.74          3.74         3.73          3.69         3.67
      53           3.80          3.80         3.79          3.74         3.72
      54           3.86          3.85         3.84          3.79         3.77

      55           3.92          3.91         3.90          3.84         3.83
      56           3.98          3.98         3.96          3.90         3.88
      57           4.05          4.04         4.03          3.95         3.94
      58           4.12          4.12         4.10          4.01         4.00
      59           4.20          4.19         4.17          4.07         4.07

      60           4.28          4.27         4.25          4.14         4.13
      61           4.36          4.36         4.33          4.20         4.20
      62           4.45          4.45         4.42          4.27         4.28
      63           4.55          4.54         4.51          4.34         4.36
      64           4.65          4.64         4.60          4.41         4.44

      65           4.76          4.75         4.70          4.48         4.53
      66           4.88          4.86         4.81          4.55         4.62
      67           5.00          4.99         4.92          4.62         4.71
      68           5.14          5.12         5.04          4.69         4.82
      69           5.28          5.26         5.17          4.76         4.92

      70           5.44          5.41         5.30          4.83         5.04
      71           5.60          5.57         5.45          4.90         5.16
      72           5.78          5.74         5.59          4.97         5.28
      73           5.97          5.92         5.75          5.03         5.42
      74           6.18          6.12         5.91          5.09         5.56

      75           6.40          6.33         6.08          5.15         5.71
      76           6.64          6.55         6.26          5.20         5.87
      77           6.90          6.79         6.44          5.25         6.04
      78           7.18          7.04         6.63          5.29         6.21
      79           7.48          7.31         6.82          5.33         6.40

      80           7.80          7.60         7.01          5.36         6.59
      81           8.14          7.90         7.21          5.39         6.80
      82           8.52          8.22         7.40          5.41         7.01
      83           8.92          8.56         7.60          5.43         7.24
      84           9.36          8.92         7.78          5.45         7.48

      85           9.83          9.29         7.96          5.47         7.73
- --------------------------------------------------------------------------------
               Rates for other ages are available upon request.
         *Age on birthday nearest the due date of the first payment.
   The first income payment is payable on the effective date of this Option.
- --------------------------------------------------------------------------------

                                                                         Page 29

- -------------------------------------------------------------------------------------------
                     OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                            TO SURVIVOR - PAYMENT OPTION RATES
- -------------------------------------------------------------------------------------------
                     MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                      MALE & FEMALE
- -------------------------------------------------------------------------------------------
 MALE                         FEMALE IS YOUNGER THAN MALE BY:
       ------------------------------------------------------------------------------------
 AGE*  10 Yrs. 9 Yrs.  8 Yrs.   7 Yrs.  6 Yrs.   5 Yrs.  4 Yrs.   3 Yrs.   2 Yrs.   1 Yr.
- -------------------------------------------------------------------------------------------

  55    $3.63   $3.65   $3.68    $3.70   $3.73    $3.76   $3.79    $3.82    $3.85   $3.88
  56     3.67    3.70    3.73     3.75    3.78     3.81    3.84     3.87     3.90    3.94
  57     3.72    3.75    3.78     3.81    3.84     3.87    3.90     3.93     3.97    4.00
  58     3.77    3.80    3.83     3.86    3.89     3.93    3.96     4.00     4.03    4.07
  59     3.83    3.86    3.89     3.92    3.96     3.99    4.03     4.06     4.10    4.14

  60     3.88    3.92    3.95     3.98    4.02     4.06    4.09     4.13     4.17    4.21
  61     3.94    3.98    4.01     4.05    4.09     4.13    4.16     4.21     4.25    4.29
  62     4.01    4.04    4.08     4.12    4.16     4.20    4.24     4.28     4.33    4.37
  63     4.07    4.11    4.15     4.19    4.23     4.28    4.32     4.37     4.41    4.46
  64     4.14    4.18    4.22     4.27    4.31     4.36    4.40     4.45     4.50    4.55

  65     4.21    4.26    4.30     4.35    4.39     4.44    4.49     4.54     4.60    4.65
  66     4.29    4.33    4.38     4.43    4.48     4.53    4.58     4.64     4.69    4.75
  67     4.37    4.42    4.47     4.52    4.57     4.63    4.68     4.74     4.80    4.86
  68     4.45    4.50    4.56     4.61    4.67     4.73    4.79     4.85     4.91    4.97
  69     4.54    4.59    4.65     4.71    4.77     4.83    4.89     4.96     5.03    5.09

  70     4.63    4.69    4.75     4.81    4.87     4.94    5.01     5.08     5.15    5.22
  71     4.73    4.79    4.85     4.92    4.99     5.06    5.13     5.20     5.28    5.35
  72     4.83    4.89    4.96     5.03    5.10     5.18    5.25     5.33     5.41    5.49
  73     4.93    5.00    5.07     5.15    5.23     5.30    5.38     5.47     5.55    5.64
  74     5.04    5.12    5.19     5.27    5.35     5.44    5.52     5.61     5.70    5.79

  75     5.16    5.24    5.32     5.40    5.49     5.58    5.67     5.76     5.85    5.95
  76     5.28    5.36    5.45     5.54    5.63     5.72    5.82     5.92     6.02    6.12
  77     5.41    5.50    5.59     5.68    5.78     5.88    5.98     6.08     6.18    6.29
  78     5.54    5.63    5.73     5.83    5.93     6.04    6.14     6.25     6.36    6.46
  79     5.68    5.78    5.88     5.98    6.09     6.20    6.31     6.42     6.53    6.65

  80     5.82    5.93    6.04     6.15    6.26     6.37    6.49     6.60     6.72    6.83
  81     5.97    6.08    6.20     6.31    6.43     6.55    6.67     6.79     6.90    7.02
  82     6.13    6.25    6.36     6.48    6.61     6.73    6.85     6.97     7.09    7.21
  83     6.29    6.41    6.53     6.66    6.79     6.91    7.04     7.16     7.28    7.40
  84     6.46    6.58    6.71     6.84    6.97     7.10    7.23     7.35     7.47    7.59

  85     6.63    6.76    6.89     7.02    7.15     7.29    7.41     7.54     7.66    7.78
- -------------------------------------------------------------------------------------------
                    Rates for other ages are available upon request.
                *Age on birthday nearest the due date of the first payment.
        The first income payment is payable on the effective date of this Option.
- -------------------------------------------------------------------------------------------

                                                                         Page 30

- ----------------------------------------------------------------------------------------
                     OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                            TO SURVIVOR - PAYMENT OPTION RATES
- ----------------------------------------------------------------------------------------
                     MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                       MALE & FEMALE
- ----------------------------------------------------------------------------------------
     MALE                        FEMALE IS OLDER THAN MALE BY:
               -------------------------------------------------------------------------
     AGE*        SAME AGE    1 YEAR       2 YEARS     3 YEARS      4 YEARS    5 YEARS
- ----------------------------------------------------------------------------------------

      55           $3.91      $3.94        $3.97        $4.01       $4.04      $4.08
      56            3.97       4.00         4.04         4.07        4.11       4.15
      57            4.04       4.07         4.11         4.15        4.18       4.22
      58            4.10       4.14         4.18         4.22        4.26       4.30
      59            4.18       4.22         4.26         4.30        4.34       4.39

      60            4.25       4.30         4.34         4.38        4.43       4.47
      61            4.33       4.38         4.42         4.47        4.52       4.57
      62            4.42       4.47         4.52         4.57        4.62       4.67
      63            4.51       4.56         4.61         4.66        4.72       4.77
      64            4.60       4.66         4.71         4.77        4.83       4.88

      65            4.71       4.76         4.82         4.88        4.94       5.00
      66            4.81       4.87         4.93         4.99        5.06       5.12
      67            4.92       4.99         5.05         5.12        5.18       5.25
      68            5.04       5.11         5.18         5.25        5.32       5.39
      69            5.16       5.24         5.31         5.38        5.46       5.53

      70            5.29       5.37         5.45         5.52        5.60       5.68
      71            5.43       5.51         5.59         5.67        5.76       5.84
      72            5.58       5.66         5.74         5.83        5.91       6.00
      73            5.73       5.81         5.90         5.99        6.08       6.17
      74            5.88       5.97         6.07         6.16        6.25       6.34

      75            6.05       6.14         6.24         6.33        6.43       6.52
      76            6.21       6.31         6.41         6.51        6.61       6.70
      77            6.39       6.49         6.59         6.69        6.79       6.89
      78            6.57       6.68         6.78         6.88        6.98       7.07
      79            6.76       6.86         6.97         7.07        7.17       7.26

      80            6.94       7.05         7.16         7.26        7.36       7.45
      81            7.13       7.25         7.35         7.45        7.55       7.63
      82            7.33       7.44         7.54         7.64        7.73       7.82
      83            7.52       7.62         7.73         7.82        7.91       7.99
      84            7.70       7.81         7.91         8.00        8.08       8.16

      85            7.88       7.99         8.08         8.17        8.25       8.32
- ----------------------------------------------------------------------------------------
                    Rates for other ages are available upon request.
               *Age on birthday nearest the due date of the first payment.
        The first income payment is payable on the effective date of this Option.
- ----------------------------------------------------------------------------------------

                                                                         Page 31

- ------------------------------------------------------------------------------------------------------------------
                                  OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                                         TO SURVIVOR - PAYMENT OPTION RATES
- ------------------------------------------------------------------------------------------------------------------
                                  MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                                  MALE1 & MALE2
- ------------------------------------------------------------------------------------------------------------------
  MALE1                                   MALE2 IS YOUNGER THAN MALE1 BY:
          --------------------------------------------------------------------------------------------------------
   AGE*     10 Yrs.    9 Yrs.     8 Yrs.    7 Yrs.     6 Yrs.    5 Yrs.     4 Yrs.    3 Yrs.     2 Yrs.     1 Yr.
- -------------------------------------------------------------------------------------------------------------------

     60      $4.06     $4.09      $4.13     $4.17      $4.20     $4.24      $4.28     $4.33      $4.37      $4.41
     61       4.12      4.16       4.20      4.24       4.28      4.32       4.36      4.41       4.45       4.50
     62       4.20      4.24       4.28      4.32       4.36      4.41       4.45      4.50       4.54       4.59
     63       4.27      4.31       4.36      4.40       4.45      4.49       4.54      4.59       4.64       4.69
     64       4.35      4.39       4.44      4.49       4.53      4.58       4.63      4.69       4.74       4.79

     65       4.43      4.48       4.53      4.58       4.63      4.68       4.73      4.79       4.84       4.90
     66       4.52      4.57       4.62      4.67       4.73      4.78       4.84      4.90       4.95       5.01
     67       4.61      4.66       4.72      4.77       4.83      4.89       4.95      5.01       5.07       5.13
     68       4.71      4.76       4.82      4.88       4.94      5.00       5.06      5.13       5.19       5.26
     69       4.81      4.87       4.93      4.99       5.05      5.12       5.19      5.25       5.32       5.39

     70       4.91      4.98       5.04      5.11       5.17      5.24       5.31      5.38       5.46       5.53
     71       5.02      5.09       5.16      5.23       5.30      5.37       5.45      5.52       5.59       5.67
     72       5.14      5.21       5.28      5.36       5.43      5.51       5.58      5.66       5.74       5.82
     73       5.26      5.33       5.41      5.49       5.57      5.65       5.73      5.81       5.89       5.97
     74       5.39      5.47       5.55      5.63       5.71      5.79       5.88      5.96       6.04       6.13

     75       5.52      5.60       5.69      5.77       5.86      5.95       6.03      6.12       6.21       6.29
==================================================================================================================
   MALE1                                         MALE2 IS OLDER THAN MALE1 BY:
           --------------------------------------------------------------------------------------------------------
    AGE*      SAME AGE           1 Yr.            2 Yrs.            3 Yrs.            4 Yrs.           5 Yrs.
- -------------------------------------------------------------------------------------------------------------------

     60         $4.45             $4.50            $4.54             $4.59             $4.63            $4.68
     61          4.54              4.59             4.64              4.69              4.73             4.78
     62          4.64              4.69             4.74              4.79              4.84             4.89
     63          4.74              4.79             4.84              4.90              4.95             5.00
     64          4.85              4.90             4.95              5.01              5.06             5.12

     65          4.96              5.01             5.07              5.13              5.19             5.24
     66          5.07              5.13             5.19              5.25              5.31             5.37
     67          5.20              5.26             5.32              5.38              5.45             5.51
     68          5.32              5.39             5.46              5.52              5.58             5.65
     69          5.46              5.53             5.59              5.66              5.73             5.79

     70          5.60              5.67             5.74              5.81              5.88             5.95
     71          5.74              5.82             5.89              5.96              6.03             6.10
     72          5.89              5.97             6.04              6.12              6.19             6.26
     73          6.05              6.13             6.21              6.28              6.36             6.43
     74          6.21              6.29             6.37              6.45              6.53             6.60

     75          6.38              6.46             6.54              6.62              6.70             6.77
- ------------------------------------------------------------------------------------------------------------------
                                 Rates for other ages are available upon request.
                             *Age on birthday nearest the due date of the first payment.
                        The first income payment is payable on the effective date of this Option.
- ------------------------------------------------------------------------------------------------------------------

                                                                         Page 32

- ----------------------------------------------------------------------------------------------------------------------
                                      OPTION 6. JOINT LIFE INCOME WITH REDUCED PAYMENTS
                                              TO SURVIVOR - PAYMENT OPTION RATES
- ----------------------------------------------------------------------------------------------------------------------
                                       MONTHLY LIFE INCOME PER $1,000 OF AMOUNT APPLIED
                                                      FEMALE1 & FEMALE2
- ----------------------------------------------------------------------------------------------------------------------
  FEMALE1                                     FEMALE2 IS YOUNGER THAN FEMALE1 BY:
              --------------------------------------------------------------------------------------------------------
     AGE*      10 Yrs.    9 Yrs.     8 Yrs.    7 Yrs.     6 Yrs.    5 Yrs.     4 Yrs.    3 Yrs.     2 Yrs.     1 Yr.
- ----------------------------------------------------------------------------------------------------------------------

     60         $3.76     $3.79      $3.82     $3.85      $3.88     $3.91      $3.95     $3.98      $4.01      $4.05
     61          3.82      3.85       3.88      3.91       3.94      3.98       4.01      4.05       4.08       4.12
     62          3.88      3.91       3.94      3.98       4.01      4.05       4.08      4.12       4.16       4.20
     63          3.94      3.97       4.01      4.04       4.08      4.12       4.16      4.19       4.23       4.28
     64          4.00      4.04       4.07      4.11       4.15      4.19       4.23      4.27       4.32       4.36

     65          4.07      4.11       4.15      4.19       4.23      4.27       4.31      4.36       4.40       4.45
     66          4.14      4.18       4.22      4.27       4.31      4.35       4.40      4.45       4.50       4.54
     67          4.22      4.26       4.30      4.35       4.40      4.44       4.49      4.54       4.59       4.64
     68          4.30      4.34       4.39      4.44       4.49      4.54       4.59      4.64       4.70       4.75
     69          4.38      4.43       4.48      4.53       4.58      4.64       4.69      4.75       4.80       4.86

     70          4.47      4.52       4.57      4.63       4.68      4.74       4.80      4.86       4.92       4.98
     71          4.56      4.62       4.67      4.73       4.79      4.85       4.91      4.98       5.04       5.11
     72          4.66      4.72       4.78      4.84       4.91      4.97       5.04      5.10       5.17       5.24
     73          4.77      4.83       4.89      4.96       5.03      5.09       5.16      5.24       5.31       5.38
     74          4.88      4.94       5.01      5.08       5.15      5.23       5.30      5.38       5.45       5.53

     75          4.99      5.06       5.14      5.21       5.29      5.36       5.44      5.52       5.60       5.69
======================================================================================================================
  FEMALE1                                          FEMALE2 IS OLDER THAN FEMALE1 BY:
              --------------------------------------------------------------------------------------------------------
    AGE*         SAME AGE           1 Yr.            2 Yrs.            3 Yrs.            4 Yrs.           5 Yrs.
- ----------------------------------------------------------------------------------------------------------------------

     60            $4.08             $4.12            $4.16             $4.19             $4.23            $4.27
     61             4.16              4.20             4.23              4.27              4.31             4.35
     62             4.24              4.28             4.32              4.36              4.40             4.44
     63             4.32              4.36             4.40              4.45              4.49             4.54
     64             4.40              4.45             4.50              4.54              4.59             4.64

     65             4.50              4.54             4.59              4.64              4.69             4.74
     66             4.59              4.64             4.70              4.75              4.80             4.85
     67             4.70              4.75             4.80              4.86              4.91             4.97
     68             4.81              4.86             4.92              4.98              5.04             5.09
     69             4.92              4.98             5.04              5.10              5.16             5.23

     70             5.04              5.11             5.17              5.24              5.30             5.36
     71             5.17              5.24             5.31              5.38              5.44             5.51
     72             5.31              5.38             5.45              5.52              5.59             5.66
     73             5.46              5.53             5.60              5.68              5.75             5.82
     74             5.61              5.69             5.76              5.84              5.92             5.99

     75             5.77              5.58             5.93              6.01              6.09             6.16
- ----------------------------------------------------------------------------------------------------------------------
                                      Rates for other ages are available upon request.
                                *Age on birthday nearest the due date of the first payment.
                         The first income payment is payable on the effective date of this Option.
- ----------------------------------------------------------------------------------------------------------------------

                                                                         Page 33

C.M. Life Insurance Company                 C.M. Life Insurance Company
A STOCK COMPANY                             Home Office:  Hartford, Connecticut
                                            Administrative Office:  Springfield,
                                              Massachusetts

           Flexible Premium Adjustable Variable Life Insurance Policy
- --------------------------------------------------------------------------------

This Policy provides that:

A death benefit is payable when the Insured dies.
Within specified limits, flexible premiums may be paid during the Insured's lifetime.
No dividends will be paid.